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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Weida Communications, Inc. on Form S-1 of our reports dated August 30, 2004 and April 16, 2004 relating to the consolidated financial statements of Guanghzou Weida Communication Technology Co., Ltd., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu
Hong Kong

October 28, 2004

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INDEPENDENT AUDITORS' CONSENT